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                  EXHIBIT 23 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of our reports dated March 10, 2005, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries, Regions Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Regions Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Form S-3 No. 33-59735 pertaining to the registration of $200,000,000 subordinated debt securities;

Form S-3 No. 333-54552 pertaining to the registration of $1,000,000,000 debt and equity securities;

Form S-3 No. 333-74102-01 pertaining to the registration of $1,500,000,000 debt and equity securities;

Form S-8 No. 333-117272 pertaining to stock options and other equity interests issued, issuable, or assumed under:

        Regions Financial Corporation 1999 Long-Term Incentive Plan

        Regions Financial Corporation Amended and Restated 1991 Long-Term
             Incentive Plan

        Regions Financial Corporation Amended and Restated Directors'
             Stock Investment Plan

        Regions Financial Corporation 401(k) Plan

        Regions Financial Corporation Supplemental 401(k) Plan

        First Alabama Bancshares, Inc. 1988 Stock Option Plan

        Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees

        Union Planters Corporation Amended and Restated 1992 Stock Incentive
             Plan

        Union Planters Corporation 401(K) Retirement Savings Plan

        Union Planters Corporation Amended and Restated 1996 Deferred
             Compensation Plan for Executives

     and pertaining to options assumed by Regions Financial resulting from the acquisitions by former Regions Financial Corporation of

        First Community Banking Services, Inc.

        First Bancshares, Inc.

        First Commercial Corporation

        Florida First Bancshares, Inc.

        First State Corporation

        First National Bancorp

        GF Bancshares, Inc.

        Greenville Financial Corporation

        Minden Bancshares, Inc.

        Morgan Keegan, Inc.

        PALFED, Inc.

        Park Meridian Financial Corporation

        Bullsboro Bancshares, Inc.

        VB&T Bancshares Corp.

     and pertaining to options assumed by Regions Financial resulting from the acquisitions by Union Planters Corporation of

        Capital Bancorporation, Inc.

        Capital Factors Holding, Inc.

        Capital Savings Bancorp, Inc.

        Grenada Sunburst System Corporation

        Leader Financial Corporation

        Magna Group, Inc.

        People's First Corporation

        Ready State Bank

        Strategic Outsourcing, Inc.

        Valley Federal Savings Bank



                                         /s/ Ernst & Young LLP

Birmingham, Alabama
March 10, 2005